EXHIBIT 10.1
















                    STOCK PURCHASE AGREEMENT



                         by and between



                        FRANKLIN I. BOBER

                               and

                      HAROLD'S STORES, INC.















                    STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated February 18, 2000, is entered into by and between Harold's Stores, Inc., an Oklahoma corporation ("Harold's") and Franklin I. Bober, the sole shareholder (the "Shareholder") of CMT Enterprises, Inc., a New York corporation ("CMT"). Harold's and Shareholder are referred to collectively herein as the "Parties" and individually as a "Party."

                            RECITALS

     A. Shareholder owns ten shares of common stock, without par value, of CMT constituting of all of the issued and outstanding capital stock of CMT.

     B. Shareholder desires to sell to Harold's, and Harold's desires to purchase from Shareholder, all of the issued and outstanding shares (the "CMT Shares") of capital stock of CMT for the consideration and on and subject to the terms and conditions set forth herein.

     C. Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Section 13.

                      TERMS AND CONDITIONS

     In consideration of the foregoing recitals and the mutual covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   PURCHASE OF CMT SHARES.

     1.1 CMT Shares. On and subject to the terms and conditions of this Agreement and in reliance upon the representations made herein by the Parties, at the Closing, Shareholder shall sell and transfer the CMT Shares to Harold's, and Harold's shall purchase the CMT Shares from Seller.

     1.2 Purchase Price; Payment of the Purchase Price. Harold's shall pay to CMT the purchase price for the CMT Shares (the "Purchase Price"), which shall be an aggregate amount equal to Two Million Seven Hundred Twenty Thousand Dollars ($2,720,000), inclusive of interest. Harold's shall pay the Purchase Price at Closing by delivering to CMT a promissory note of Harold's in the principal amount of $2,544,799.42, bearing monthly interest at a rate of 0.465859% (the "Purchase Note"), which shall be payable by Harold's to CMT in equal monthly installments of $90,666.67 over a thirty (30) month period with the first monthly payment made by Harold's at Closing. The form of the Purchase Note is attached as Exhibit 1.2.

     1.3 Adjustment of Purchase Price. If, on the Closing Date, the net book value of the non-cash assets on CMT's balance sheet is less than $400,000, the Purchase Price shall be decreased on a dollar for dollar basis in an amount equal to the amount by which such net book value of the non-cash assets is less than $400,000. Any such reduction shall be effected by a reduction in the amount of the Purchase Note, with any such reduction to be taken out of next installment payment due under the Purchase Note until such reduction is satisfied.

     1.4 Harold's Note. As of the date of Closing, all payments under the Harold's Note through and including the payment for January, 2000, shall have been made, and the principal balance of the Harold's Note shall be no greater than $1,385,567.22. At or prior to Closing Harold's shall have delivered to CMT and Shareholder one or more documents comprising the terms of the Waiver, Consent and Agreement in the form annexed hereto as
Exhibit 1.4.

     1.5 Office Lease. Shareholder and Harold's each acknowledges to the other that a consent of the landlord to the assignment of the CMT Office Lease may not be obtained or obtainable without expense, and that failing such a consent, the consummation of this transaction may constitute a default under the CMT Office Lease. Accordingly, the failure to obtain such consent or agreement, and any resulting default, shall not affect the obligations of the parties under this Agreement.

     1.6    Consulting   Agreement.    Harold's   and   PrimaTech
Corporation   shall  enter  into  a  Consulting  Agreement   (the
"Consulting  Agreement") in the form attached hereto  as  Exhibit
1.6.

      1.7   Termination of Certain Agreements.  Each of  (i)  the
Employment Agreement between CMT and Shareholder, (ii) the  Stock
Pledge  Agreement  between  CMT and Shareholder,  and  (iii)  the
Guaranty, shall be terminated upon Closing.

2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. As a material inducement to Harold's to enter into this Agreement and consummate the transactions contemplated herein, Shareholder represents and warrants to Harold's, as of the date of this Agreement and as of the Closing Date (as if made on such date), as follows:

     2.1 Organization, Power and Qualification. CMT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. CMT has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business as presently conducted. CMT has delivered to Harold's complete and correct copies of the Organizational Documents of CMT, as currently in effect. Set forth in Schedule 2.1 is a listing of each jurisdiction in which CMT is qualified to do business as a foreign corporation. CMT is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the Assets owned, leased or operated by it or the nature of the businesses conducted by it.

     2.2 Subsidiaries. CMT has no Subsidiaries. CMT has no interest, direct or indirect, and, has no commitment to purchase any interest, direct or indirect, in any corporation or in any partnership, joint venture or other business enterprise or entity. The business carried on by CMT has not been conducted through any other direct or indirect Subsidiary or Affiliate of any Shareholder.

     2.3 Authority; Power; Binding Effect. The execution, delivery and performance of this Agreement by Shareholder have been authorized by all necessary action on the part of Shareholder and no other proceedings (corporate or other) on the part of Shareholder are necessary to authorize the execution, delivery and performance of this Agreement. Shareholder has the requisite right, power, authority and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby and to take any and all other actions required to be taken by each of them pursuant to this Agreement. This Agreement has been duly executed and delivered by Shareholder and, assuming the due execution and delivery of this Agreement by Harold's, constitutes the legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms and conditions.

     2.4 No Violation; Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Shareholder, after giving effect to any waivers, will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement or as set forth in Schedule 2.4: (a) violate or conflict with any provision of the Organizational Documents of CMT; (b) violate any provision of any law of any Governmental Entity applicable to CMT or Shareholder; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which CMT or Shareholder is a party or by which CMT or Shareholder is bound or to which any of their respective Assets is subject; (d) result in the imposition of any Encumbrance on CMT or any of its Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

     2.5 Ownership of CMT's Capital Stock. Shareholder is the sole lawful record and beneficial owner of all of CMT's issued and outstanding capital stock comprised solely of ten (10) shares of common stock, without par value, free and clear of any Encumbrances except as set forth on Schedule 2.5, and all of such shares have been duly authorized and are validly issued, fully paid and nonassessable. Shareholder has not sold, assigned, transferred, conveyed or otherwise effected any disposition of any of the CMT Shares and Shareholder shall not effect any such disposition between the date hereof and the Closing Date. There are, or as of Closing will be, no options, warrants, calls, conversion or other rights, or any agreements or commitments of any nature which obligate the CMT to issue any additional shares of capital stock or any securities convertible into or exchangeable for any such shares of capital stock and no authorization therefor has been given.

     2.6 Transactions with Certain Persons. Except as set forth in Schedule 2.6: (i) CMT does not owe any amount to, or have any contract with or commitment to, Shareholder, or any of CMT's directors, officers, employees, consultants or Affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the Ordinary Course of Business), and none of such persons owes any amount to CMT; and
(ii) no part of the Assets of Shareholder or any direct or indirect Affiliate of Shareholder is used by CMT.

     2.7 Financial Statements. True and complete copies of the balance sheets of CMT, as of December 31, 1996, 1997 and 1998, and the related statements of operations and cash flows for each of the years in the three year period ended December 31, 1998, together with the notes thereto and the audit reports thereon of Friedman, Alpren & Green (collectively, the "Audited Financial Statements"), are attached hereto as Schedule 2.7(A). The unaudited interim balance sheet of CMT (the "Interim Balance Sheet") as of December 31, 1999 (the "Interim Balance Sheet
Date") and the related statements of operations and cash flows for the twelve months ended December 31, 1999 (collectively, the "Interim Financial Statements") are attached hereto as Schedule 2.7(B). The Audited Financial Statements (including any related schedules and/or notes thereto except as otherwise stated thereon) have been prepared in accordance with GAAP that were, except as otherwise stated therein, consistently followed throughout the periods involved. The Interim Financial Statements have been prepared in a manner consistent with the unaudited interim financial statements furnished to Harold's in 1997, 1998 and 1999, do not include all of the notes thereto which might be required by GAAP. The Interim Financial Statements show all material liabilities, required to be shown in accordance with GAAP. The Audited Financial Statements fairly present the financial condition of CMT as of their respective dates and fairly present the results of operations and cash flows of CMT for the periods indicated.

     2.8   Absence  of  Undisclosed Liabilities  .   CMT  has  no
Liabilities except:

          (a) those Liabilities reflected or reserved against on the face of the Interim Balance Sheet (excluding the notes thereto) and not heretofore paid or discharged in the Ordinary Course of Business;

          (b) Liabilities arising in the Ordinary Course of Business under any agreement, contract, commitment, lease or plan specifically set forth in Schedule 2.9 (or not required to be disclosed under Section 2.9 because of the term or amount involved);

          (c)   current  Liabilities  incurred  in  the  Ordinary
     Course of Business since the Interim Balance Sheet Date; and

          (d) Liabilities arising from matters disclosed in the schedules hereto or as to which Harold's is indemnified pursuant to Section 10.2.

     2.9  Contracts and Commitments.

          (a) Except as set forth in Schedule 2.9, CMT is not a party to (or otherwise bound by) any written or oral:

               (i)   agreement,  contract or  commitment   (other
          than   at   will  employment  relationships)  involving
          payments in excess of $5,000; or

               (ii) agreement, contract or commitment involving payments less than $5,000 not made in the Ordinary
          Course of Business.

          (b) Each of the agreements, contracts and commitments set forth in Schedule 2.9 is enforceable by and against CMT in accordance with its terms. CMT is, and, to Shareholder's Knowledge, all other parties thereto are, in compliance with the provisions thereof and, to Shareholder's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Shareholder has delivered to Harold's true, correct and complete copies of each of the written, and a correct and complete summary of each of the oral, agreements, contracts and commitments (other than at will employee relationships) set forth in Schedule 2.9.

     2.10 Title to Assets. CMT has and, following the Closing, will have, good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances excepting only the Harold's Note and the CMT Office Lease.

     2.11 Condition and Location of Assets. The Assets of CMT are in good operating condition and repair, subject to normal wear and maintenance, are adequate and usable in the Ordinary Course of Business and materially conform to all applicable Laws and Permits relating to their construction, use and operation.

     2.12 Intellectual Property. Schedule 2.12 contains a complete and accurate list of all of the Intellectual Property other than software purchased "off the shelf" for office use. Except as set forth in Schedule 2.12: (i) CMT owns royalty free the entire right, title and interest in and to the Intellectual Property (including, without limitation, the right to use and license the same); and (ii) there are no pending or, to the Knowledge of CMT, threatened actions of any nature affecting the Intellectual Property.

     2.13 Software. CMT has possession of complete and correct copies of all material user and technical documentation related to the computer software of CMT included in the Intellectual Property (the "Software"). The Software is properly licensed in favor of CMT and performs in accordance with the documentation and other written materials provided in connection therewith.

     2.14 Real Property.

     (a) No Owned Real Property. CMT owns no legal or beneficial interest in any real estate or real property, other than the leasehold interest pursuant to Real Property Leases and any amendments thereto identified in Schedule 2.14, true and correct copies of which have been provided to Harold's.

     (b)   Leased Real Property.  With respect to the Leased Real
Property:

          (i) Schedule 2.14 describes each Real Property Lease, including any amendment, modification or supplement, by listing the name of the landlord or sublandlord, the address of the leased premises, the commencement and expiration dates of the current term, the security deposited by CMT with the landlord or sublandlord, if any, and the monthly rental (including base and all additional rents).

          (ii) Each Real Property Lease (other than the CMT Office Lease) is, and at Closing shall be, in full force and effect and has not been assigned or further modified, supplemented or amended; neither CMT nor the landlord or sublandlord under any Real Property Lease (other than the CMT Office Lease) is in default under any of the Real Property Leases; and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Real Property Lease to terminate any Real Property Lease (other than the CMT Office Lease);

          (iii) Other than CMT and BAI (as to David Bober), no person will be leasing, using or occupying the premises covered by the CMT Office Lease or any part thereof as of the Closing Date;

          (iv) The Leased Real Property is not subject to any sublease or grant to any Person of any right to the use, occupancy or enjoyment of the property or any portion thereof, whether such right currently exists or may arise in the future;

          (v) All rents and other amounts payable with respect to the Leased Real Property currently due have been paid through January 31, 2000, and, at Closing, shall have been paid; and

          (vi) To Shareholder's Knowledge, the Leased Real Property and the present uses thereof comply with all Laws of all Governmental Entities having jurisdiction over the Leased Real Property and all restrictive covenants affecting the Leased Real Property, and CMT has received no notices, oral or written, from any Governmental Entity, and has no reason to believe, that the Leased Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any Governmental Entity having jurisdiction over the Leased Real Property or any restrictive covenants affecting the Leased Real Property.

     (c) Improvements. The improvements located on the Leased Real Property are in good condition and are structurally sound, subject to normal wear, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and to Shareholder's Knowledge, no condition exists requiring material repairs, alterations or corrections. CMT has obtained any necessary certificates and permits necessary for the operation and maintenance of the Leased Real Property, and all improvements, fixtures and equipment located thereon that it was required to obtain.

     2.15 Insurance.

     (a) Schedule 2.15 sets forth the following information with respect to each insurance policy with respect to which CMT is a party, a named insured, or otherwise the beneficiary of coverage:

          (i) the name, address and telephone number of the agent;

          (ii) the name of the insurer, the name of the policy holder and the name of each covered insured; and

          (iii)     the policy number and the period of coverage.

       (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither CMT nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and
(iii)  no  party  to  the  policy  has  repudiated  any  material provision thereof. Schedule 2.15 describes any self-insurance arrangements affecting CMT.

     2.16 Conduct of CMT Since the Interim Balance Sheet Date. Except as set forth in Schedule 2.16, or as permitted or contemplated by Exhibit 1.4, since the Interim Balance Sheet Date, CMT has conducted its business only in the Ordinary Course of Business and has not, except in the Ordinary Course of
Business:

     (a) incurred any Liabilities or assumed, guaranteed, endorsed or otherwise become responsible for the Liabilities of any Person, or discharged or satisfied any Encumbrance, or paid any Liability, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to CMT or any of its Assets;

     (b) sold, encumbered, assigned or transferred any Assets, or made any contract or agreement for any of the foregoing;

     (c) made any agreement, contract or commitment, including an agreement to purchase or lease Assets, which includes an aggregate payment or commitment on the part of either party of more than $5,000 and which has not been fully paid prior to Closing;

     (d) increased the salaries or other compensation of any Personnel or made any increase in, or any addition to, other benefits to which any of its Personnel may be entitled by formula or otherwise or as may be required under employment or severance agreements in effect on the date of this Agreement;

     (e) except as set forth in clause (d) above, instituted, granted or modified in any respect any (A) bonus, incentive compensation, service award, severance or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Personnel of CMT, (B) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by CMT for any Personnel of CMT, or
(C) new written employment agreement with any Personnel engaged in the business of CMT to which CMT is a party which cannot be terminated at will;

     (f) made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its Personnel;

     (g) extended credit in the sale of Inventory, services, collection of receivables or otherwise; or

     (h)   suffered any material adverse change in its  business,
operations,   Assets,  prospects  or  condition   (financial   or
otherwise).

     2.17 Personnel Information.

     (a) Except as set forth in Schedule 2.17, CMT is not a party to, does not have any obligation with respect to, and is not bound by any employment or consulting agreement or any collective bargaining agreement or other labor or employment agreement, or any incentive compensation, change in control, severance, personal or sick days or paid time off, contract, policy, plan or arrangement with respect to any Personnel or director of CMT or other Person (the "Employee Arrangements").

     (b) Schedule 2.17 contains a complete and accurate list of all individuals employed by CMT, including name and date of hire and individuals, if any, to whom offers of employment have been made but not yet accepted, including anticipated date of hire and a description of material compensation arrangements offered to such individual (other than Employee Benefit Plans set forth in Schedule 2.18).

     (c)   CMT  has  no  plans or arrangements  contemplating  or
requiring CMT to provide to any retired employee or director of CMT, or their dependents, any benefits in the future, including, without limitation, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, or other benefits.

     (d) Except as listed or set forth in Schedule 2.17, CMT, with respect to its Personnel: (i) has no written personnel policy applicable to any Personnel, (ii) is and has been in material compliance with all applicable Laws regarding employment and employment practices, including, without limitation ERISA and those laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers' compensation and is not engaged in any unfair labor practices,
(iii)   has   not  committed  any  unfair  labor  practice   (and
Shareholder does not believe that there exists any reasonable basis therefore), (iv) has no grievances pending or, to the
Knowledge  of  Shareholder, threatened against  it,  (v)  has  no charges or complaints pending or, to the Knowledge of Shareholder, threatened before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices, and (vi) has no private agreement restricting CMT from relocating, closing or terminating any of its facilities.

     2.18 Employee Benefit Plans.

          (a) Schedule 2.18 includes (i) a list of all of CMT's material "employee benefit plans," as defined in Section 3 of ERISA, and all other material severance, termination, change in control, sick leave, vacation pay, salary continuation for disability, consulting, employment, compensation, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs, plans, arrangements or agreements maintained by CMT or any ERISA Affiliate or to which CMT or any ERISA Affiliate contributes or is obligated to contribute, or with respect to which CMT or any ERISA Affiliate has or had any liability with respect to its current or former Personnel (the "CMT Employee Benefit Plans");and (ii) a true and correct list of all severance or change in control payments payable to any employee or group of employees of any of CMT payable upon any termination of employment or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including the name and amount payable for any officer and the aggregate amount payable to all other employees.

          (b) There is no violation of ERISA with respect to the filing of applicable reports, documents and notices regarding any CMT Employee Benefit Plan with any Governmental Entity or the furnishing of such documents to the participants or beneficiaries of the CMT Employee Benefit Plans that is reasonably likely to have a material adverse  effect  on CMT.  With respect to the  CMT  Employee
     Benefit Plans, there exists no condition or set of circumstances in connection with CMT that could be expected to result in liability reasonably likely to have a material adverse effect on CMT under ERISA, the Code or any applicable law. With respect to the CMT Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of CMT, which obligations are reasonably likely to have a material adverse effect on CMT, other than the disputed claim for withdrawal liability as to which Harold's is indemnified hereunder pursuant to Section 10.2(iv).

          (c) The CMT Employee Benefit Plans have been maintained in accordance with their terms and in accordance with all applicable federal and state laws, and CMT has not engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code, except where the violation of any such term or law or the occurrence of a prohibited transaction would not be reasonably likely to have a material adverse effect on CMT.

     2.19 Severance Arrangements. Without limiting Section 2.18 above, CMT has not entered into any severance or similar arrangement in respect of any present or former Personnel that shall result in any obligation (absolute or contingent) of CMT or Harold's to make any payment to any present or former Personnel following termination of employment, including the termination of employment effected by the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not trigger any severance or similar arrangement of CMT payable by Harold's after the Closing.

     2.20 Litigation; Decrees. To Shareholder's Knowledge, there are no judicial or administrative actions, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by Shareholder in connection with this Agreement. Except as set forth in Schedule 2.20: (i) there are no lawsuits, claims, administrative or other Proceedings or investigations pending or, to Shareholder's Knowledge, threatened by, against or affecting CMT or any of its Assets; (ii) no basis exists for any such lawsuit, claim or Proceeding; and (iii) there are no judgments, orders or decrees of any Governmental Entity binding on CMT or any of its Assets. The matters set forth in Schedule 2.20 will not have a material adverse effect on the business, operations, Assets, prospects or conditions (financial or otherwise) of CMT or Harold's.

     2.21   Compliance  With  Law;  Permits.   To   Shareholder's
Knowledge, CMT has materially complied with each Law of any Governmental Entity to which CMT or its business, operations or Assets is subject and is not currently in violation, or alleged by any Governmental Entity to have violated, of any of the foregoing. CMT owns, holds, possesses or lawfully uses in the operation of its business all Permits which are required for it to conduct its business as now conducted or for the ownership and use of the Assets, in material compliance with all Laws. All Permits currently held by CMT are set forth in Schedule 2.21. CMT is not in default or violation, nor has it received any notice of any claim of default or violation, of any terms or conditions of any such Permits which would have a material adverse effect on CMT's business, operations, Assets, prospects or condition (financial or otherwise). Except as set forth in
Schedule 2.21, all Permits currently held by CMT are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. To Shareholder's Knowledge, except as set forth in Schedule 2.21, none of such Permits will be adversely affected by consummation of the transactions contemplated hereby.

     2.22 Environmental Matters. Except as set forth in Schedule 2.22, each of CMT and any predecessors or Affiliates of CMT has complied and is in compliance, each case in all material respects, with all Environmental Laws applicable to the ownership, use and/or operation of CMT's Assets or business.

     2.23 Tax Matters.

     (a) CMT has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by CMT (whether or not shown on any Tax Return) have been paid, other than taxes accrued but not yet due. CMT currently is not the beneficiary of any extension of time within which to file any Tax Return.

     (b) There is no material dispute or claim concerning any Tax liability of CMT either (i) claimed or raised by any authority in writing or (ii) as to which Shareholder and the directors and officers of CMT has Knowledge based upon personal contact with any agent of such authority.

     (c) Schedule 2.23 contains a complete and accurate list of all federal, state, local, and foreign Income Tax Returns filed for the calendar years ending December 31, 1996, 1997 and 1998, respectively, with respect to CMT, indicates those Income Tax
Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. Shareholder has delivered to Harold's correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CMT for the calendar years ending December 31, 1996, 1997 and 1998, respectively. CMT has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency. Shareholder shall retain all other CMT tax returns in his possession and shall make them available to Harold's upon request.

     (d) Since 1987, CMT has been qualified as an S corporation within the meaning of Code Section 1361(a)(1) (and any predecessor provision) and under any comparable state law under which CMT may be eligible for analogous treatment; and CMT and Shareholder have taken or caused or permitted to be taken all action for the purpose of electing S corporation treatment.

     2.24  Certain Business Practices and Regulations;  Potential
Conflicts of Interest.

     (a)   To  Shareholder's Knowledge, except as  set  forth  on
Schedule 2.24, neither CMT, nor any Personnel or any other Person acting on behalf of CMT has made any unlawful payment which might subject CMT to any damage or penalty in any civil, criminal or governmental litigation or proceeding which could have a material adverse effect on CMT's business, operations Assets, prospects or condition (financial or otherwise).

     (b) Except as set forth in Schedule 2.24, no officer or director of CMT or Shareholder or any Person controlled by any of the foregoing (i) owns, directly or indirectly, any interest in, or is a director, officer, employee, consultant or agent of, any Person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the business of CMT, (ii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to CMT, or (iii) is a party to any contract or agreement or participates in any arrangement, written or oral, pursuant to which CMT provides services of any nature to any such Person, otherwise than in his capacity as an employee of CMT. Except for transactions in the Ordinary Course of Business and except as set forth in Schedule 2.24, or as permitted or contemplated by Exhibit 1.4, there are no transactions presently pending or planned, or initiated since the Interim Balance Sheet Date, between CMT and Shareholder, or any officer, employee or director of CMT, or any Person controlled by any of the foregoing, including any contract, agreement or other arrangement
(x) providing for the furnishing of services by CMT, (y) providing for the rental of real or personal property of CMT, or
(z) otherwise requiring payments from CMT (other than for services as officers or directors of CMT) to any such Person.

     (c) Neither CMT nor Shareholder, or to Shareholder's Knowledge, directors, officers or employees of CMT has engaged in any business practice (i) which may be considered dishonest or unethical or (ii) not in compliance with industry custom and standards, in connection with any of the operations of CMT.

     (d) Shareholder has not received any personal income in any form from any existing or future supplier or vendor of CMT other than by reason of written contracts between CMT and such suppliers or vendors.

     2.25 Disclosure. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Shareholder, Shareholder has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF HAROLD'S. As a material inducement to Shareholder to enter into this Agreement and consummate the transactions contemplated herein, Harold's represents and warrants to Shareholder, as of the date of this Agreement and as of the Closing Date (as if made on such date), as follows:

     3.1 Organization. Harold's is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to own, lease and operate its Assets and to carry on its business as presently conducted.

     3.2 Authority; Power; Binding Effect. The execution, delivery and performance of this Agreement by Harold's has been authorized by all necessary corporate action on the part of Harold's and no other proceedings (corporate or other) on the part of Harold's are necessary to authorize the execution, delivery and performance of this Agreement. Harold's has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to take any and all other actions required to be taken by it pursuant to the provisions of this Agreement. This Agreement has been duly executed and delivered by Harold's and, assuming the due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the legal, valid and binding obligation of Harold's enforceable against each in accordance with its terms and conditions.

     3.3   No  Violation;  Consents.  Neither the  execution  and
delivery of this Agreement nor the consummation of the transactions contemplated herein by Harold's will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement: (a) violate or conflict with any provision of the Organizational Documents of Harold's; (b) violate any provision of any Law of any Governmental Entity applicable to Harold's; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Harold's is a party or by which Harold's is bound or to which any of their Assets is subject; (d) result in the imposition of any Encumbrance on Harold's or any of their Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

     3.4 Release and Return of Shareholder Collateral. Upon Closing and the delivery of the instruments provided hereunder, all Encumbrances created by Shareholder in favor of Harold's upon the Shareholder Collateral (except for the CMT Shares purchased by Harold's pursuant to this Agreement) will have been released, removed or terminated and the Shareholder Collateral will be free of any Encumbrance in favor of Harold's or Bank of America.

4.   PRE-CLOSING COVENANTS.

     4.1 General. Each of the Parties will use its reasonable best efforts in good faith to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 5, 6 and 7), and no Party shall take any action which is inconsistent with its obligations under this Agreement.

     4.2 No Inconsistent Action; Voting Agreement. No Party shall take any action which is inconsistent with its obligations under this Agreement, and Shareholder shall vote all voting capital stock of CMT owned by him in favor of the approval of this Agreement and the transactions contemplated herein.

     4.3 Full Access to Information. Shareholder will permit representatives of Harold's to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of CMT, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to CMT.

     4.4   Conduct  of  Business.   Except  as  consented  to  by
Harold's  in writing, or as permitted or contemplated by  Exhibit
1.4 between the date hereof and the Closing Date, Shareholder will:

     (a)   conduct  the business of the CMT only in the  Ordinary
Course of Business;

     (b) use his reasonable best efforts to preserve intact the current business organization of CMT, keep available the services of the Personnel of CMT, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with CMT;

     (c) confer with Harold's concerning operational matters of a material nature;

     (d) otherwise report periodically to Harold's concerning the status of the business, operations and finances of CMT; and

     (e) not take or omit to take any action that is inconsistent with any representation or warranty of Shareholder in Section 2 or that would cause any such representation or warranty to be untrue or incorrect if such representation or warranty were made immediately following the taking of or failure to take such action.

     4.5   Notification.  Between the date hereof and the Closing
Date:

     (a) Shareholder will promptly notify Harold's in writing if Shareholder becomes aware of any fact or condition that causes or constitutes a Breach of any of his representations and warranties as of the date of this Agreement, or if he becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any of the Schedules if the Schedules were dated prior to the date of the occurrence or discovery of any such fact or condition, Shareholder will promptly deliver to Harold's a supplement to its Schedules specifying such change; and
     (b) Shareholder will promptly notify Harold's of the occurrence of any Breach of any covenant of Shareholder in this
Section 4, or of the occurrence of any event that may make the satisfaction of the conditions in Sections 5, 6 or 7 impossible or unlikely.

     4.6 Approvals; Filings. As promptly as practicable after the execution of this Agreement, each Party shall use its reasonable best efforts to obtain, and to cooperate with the other Parties in obtaining, all authorizations, consents, orders and approvals of any Governmental Entity or other Person that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Entity prohibiting the consummation of the transactions contemplated hereby.

     4.7 Publicity. Prior to the Closing, Shareholder will not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Harold's. Harold's will provide Shareholder with advance copies of any press release or other public announcement Harold's intends to make with respect to this Agreement or the transactions contemplated hereby giving Shareholder an opportunity to comment on the intended release or announcement unless, consistent with Harold's public reporting obligations, it is unable to do so.

     4.8 Acquisition Proposals. Unless and until this Agreement shall be terminated in accordance with Section 11, Shareholder shall not authorize or permit any director or Personnel of, or any investment banker, attorney, accountant or other representative retained by CMT or Shareholder to, directly or indirectly, solicit, initiate or encourage submission of (including by way of furnishing information) any proposal or offer from any Person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, entertain any discussions or negotiations with respect to an Acquisition Proposal, or enter into any agreement or commitment providing for or relating to an Acquisition Proposal.

5. CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each Party under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived in whole or in part at the option of Harold's or Shareholder:

     5.1 Governmental and Third Party Consents and Approvals. All consents, approvals, waivers permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity or other Person (including, without limitation, those set forth in Schedule 2.4) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, waivers, permits and authorizations would not have a material adverse effect on Harold's or materially adversely affects the consummation of the transactions contemplated herein.

     5.2 No Adverse Proceedings. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated herein shall have been issued by any Governmental Entity and remain in effect, and no proceedings seeking the issuance of such an order or injunction, or seeking relief against Harold's or CMT if the transactions contemplated herein are consummated, shall be pending or threatened which, in the good faith judgment of CMT's or Harold's respective Board of Directors (acting upon the written opinion of their respective outside counsel), has a reasonable probability of resulting in such order, injunction or relief and any such relief would have a material adverse effect on such Party.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF HAROLD'S . The obligations of Harold's under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions (any one or more of which may be waived in whole or in part at the option of Harold's):

     6.1 Representations and Warranties. The representations and warranties of Shareholder made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof and must be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

     6.2 Performance by Shareholder. All of the covenants and obligations that Shareholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

     6.3 Absence of Material Adverse Changes. From the date of this Agreement until the Closing, there must not have occurred any material adverse change in the business operations, Assets, prospects or condition (financial or otherwise) of CMT.

     6.4 Certificate. Harold's shall have received a certificate, dated as of the Closing Date, executed by Shareholder, certifying that each of the conditions specified in Sections 6.1, 6.2 and 6.3 have been satisfied and that, except as set forth on a schedule to such certificate, all third party or governmental consents, approvals, waivers, permits and authorizations referred to in Section 5.3 required to obtained by Shareholder have been obtained and are in full force and effect as of the Closing.

     6.5 Closing Documents. Shareholder must have delivered to Harold's all of the documents set forth in Sections 8.2 and 8.4.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDER. The obligation of Shareholder under this Agreement to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of each the following conditions (any of which may be waived in whole or in part at the option of Shareholder):

     7.1 Representations and Warranties. All representations and warranties of Harold's made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof and must be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

     7.2 Performance by Harold's. All of the covenants, agreements and obligations that Harold's is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

     7.3    Certificate.   Shareholder  must  have   received   a
certificate, dated as of the Closing Date, by a duly authorized officer of Harold's, certifying that the conditions specified in Sections 7.1, 7.2 and 7.3 have been satisfied.

     7.4 Closing Documents. Harold's must have delivered to Shareholder all of the documents set forth in Sections 8.3 and 8.4.

     7.5 Release of Shareholder Collateral. Harold's shall have released, terminated or removed all Encumbrances granted by Shareholder in the Shareholder Collateral to secure the Harold's Note and shall have caused Bank of America to do the same with respect to any Shareholder Collateral securing any obligation of Harold's to Bank of America.

     7.6   Agreement, Waiver and Consent. At or prior to  Closing
Harold's shall have delivered to CMT and Shareholder one or more documents comprising the terms of the Waiver, Consent and Agreement in the form annexed hereto as Exhibit 1.4.

     7.7 Distribution of Cash. CMT shall have distributed to Shareholder all of the CMT Cash prior to Closing.

8.   CLOSING.

     8.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Harold's in Dallas, Texas, or at such other location as the Parties shall agree, on February 18, 2000, or as soon thereafter as all of the conditions precedent set forth herein have been satisfied or waived or on such date as the Parties shall otherwise agree (the "Closing Date").

     8.2   Documents to be Delivered by CMT and Shareholder.   At
the Closing, Shareholder will deliver to Harold's the following:

      (a) Transfer of CMT Shares. Certificates evidencing the CMT Shares and other supporting documents of transfer requested by Harold's, duly executed by the Shareholder provided that the Certificate delivered to Harold's as security for the Harold's Note shall have been returned by Bank of America to Harold's on behalf of Shareholder.

     (b) Opinion. A written opinion of Shiff & Tisman, counsel to Shareholder, addressed to Harold's, dated the Closing Date, in form and substance as set forth in Exhibit 8.2(b).

     (c) Good Standing Certificates. Governmental certificates showing that CMT is duly incorporated, validly existing and in good standing in the state of its incorporation certified as of a date not more than twenty-five (25) days before the Closing Date.

     (d) Evidence of Governmental and Third-Party Consents and Approvals. Evidence in form reasonably satisfactory to Harold's of the receipt of each of the governmental and third-party consents, approvals and waivers set forth in Section 5.1, including, without limitation, all third party consents to the assignment of the contracts, agreements and commitments in
Schedule 2.9.

     (e) Lien Searches. Lien searches for federal and state tax liens, judgment liens, and other liens on standard form of Request for Information (Uniform Commercial Code Form UCC-11) for entries in the name of CMT and Shareholder (including any assumed names) completed and certified by the Secretary of State in the State of New York and New York County, dated no earlier than twenty-five (25) days prior to Closing Date and showing the absence of any Encumbrances not the subject of Shareholder's indemnity to Harold's pursuant to Section 10.2, and other than liens in favor of Harold's.

     (f) Books and Records. All minute books, including the Organizational Documents, stock transfer ledgers and corporate seal of CMT.

     (g)    Other   Documents.   Such  additional   certificates,
instruments, documents, information and materials as Harold's may reasonably request.

     8.3  Documents to be Delivered by Harold's.  At the Closing,
Harold's will deliver to Shareholder the following:

     (a) Purchase Note. The Purchase Note in the form attached as Exhibit 1.2.

     (b) Certified Resolutions of Harold's. Certified resolutions of the board of directors of Harold's approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated herein.

     (c)   Opinion.   Written  opinion  of  Crowe  &  Dunlevy,  A
Professional Corporation, addressed to Shareholder, dated the Closing Date, in form and substance as set forth in Exhibit
8.3(c).

     (d) Evidence of Release of Collateral. Evidence reasonably satisfactory to Shareholder that Harold's and Bank of America have released the Shareholder Collateral in accordance with
Section 7.5.

     (e)   Other  Documents.  The Guaranty,  the  CMT/Shareholder
Promissory  Note  and such additional certificates,  instruments,
documents,    information  and  materials  as   Shareholder   may
reasonably request.

     8.4 Mutual Deliveries. At the Closing, each of Harold's and Shareholder, as applicable, shall execute and deliver or cause to be executed and delivered the Consulting Agreement in the form attached hereto as Exhibit 1.6.

     8.5 Concurrent Conditions. The performance or tender of performance at Closing of all matters applicable to a Party under this Agreement shall be deemed concurrent conditions and no Party shall be required at Closing to perform, or tender performance of, the obligations of such Party hereunder unless, coincident therewith, each other Party from whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

9.   POST-CLOSING AND OTHER COVENANTS.

     9.1 General. In case, at any time after the Closing, any further action is necessary or desirable to carry out the transactions contemplated herein and the other purposes and intent of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

     9.2 Payments Received. Shareholder agrees that after the Closing he will hold and will promptly transfer and deliver to Harold's, from time to time as and when received by him, any cash, checks with appropriate endorsements (using his best efforts not to convert such checks into cash), or other property that he may receive on or after the Closing to which Harold's shall be entitled as a result of the transactions contemplated herein, including without limitation any insurance proceeds, and will account to Harold's for all such receipts.

     9.3 Post-Closing Notifications. Harold's will, and will cause its respective Affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such Party, of any antitrust, trade competition, investment or control, export or other Law of any Governmental Entity having jurisdiction over Harold's, CMT or Shareholder.

     9.4 Payment of Expenses. Each Party and CMT shall pay their own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby, whether or not the Closing occurs.

      9.5   Taxes.   All  Taxes imposed by any taxing  authority,
domestic or foreign, with respect to the sale of the CMT Shares or otherwise on account of this Agreement or the transactions contemplated hereby shall be borne by Shareholder.

     9.6 Filing of Certain Tax Returns Following the Closing. Shareholder shall prepare or cause to be prepared and shall submit to Harold's not less than twenty (20) days before the due date thereof all Tax Returns for CMT (i) for all Tax periods ended on or before the Closing Date which are to be filed after the Closing Date and (ii) for all Tax periods beginning before and ending after the Closing Date reflecting the operations and activities of CMT through the Closing Date. Shareholder shall make or cause to be made any revisions to such Tax Returns as are reasonably requested by Harold's, whereupon Harold's shall file or cause the filing of such Tax Returns. The Parties' preparation, review or filing of such Tax Returns will not affect any rights of either Party to indemnification, payment of Damages or other remedies based on any representations, warranties, covenants or obligations concerning Taxes pursuant to this Agreement.

10.  INDEMNIFICATION.

     10.1 Survival; Right to Indemnification Not Affected by Investigation. All representations, warranties, covenants and obligations in this Agreement, any Schedules attached hereto pursuant to Section 2 or otherwise, the certificates delivered pursuant to Sections 6.4 and 7.3 and any other certificate or agreement delivered pursuant to this Agreement will survive the
Closing. The right to indemnification based on Breach of the representations, warranties, covenants and obligations of a Party in this Agreement will not be affected by any investigation conducted by the other Party; provided however, notwithstanding anything herein to the contrary, a Party shall not be liable for any damages arising from a Breach which the other Party, or any of their respective officers, had actual Knowledge was incorrect or false prior to the Closing Date.

     10.2 Indemnification and Payment of Damages by Shareholder.

     (a) Shareholder will indemnify and hold harmless Harold's and its directors, officers, employees, agents, advisors, stockholders, controlling persons and Affiliates, for and will pay to such persons the amount of any Damages (as defined below).

     (b) Damages means the amount of any loss, liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees but not including the costs incurred in entering into this Agreement and consummating the transactions contemplated hereby), whether or not involving a Third-Party Claim, incurred by Harold's or its directors, officers, employees, agents, advisors, stockholders, controlling persons, and Affiliates arising, directly or indirectly, from and in connection with:

          (i) any Breach of any representation or warranty made by Shareholder in this Agreement, the Schedules (without giving effect to any supplement to the Schedules) or any other certificate or document delivered by Shareholder pursuant to this Agreement;

          (ii) any Breach by Shareholder of any covenant or obligation of Shareholder in this Agreement;

          (iii) any Liability of CMT incurred with respect to the operation of CMT prior to January 31, 2000 and not paid prior to that date;

          (iv) any Liability of CMT associated with the claims of the ILGWU National Retirement Fund asserted against CMT with respect to alleged withdrawal liability ; and

          (v)   the  amount  of any loss, Liability,  obligation,
     debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) incurred by Harold's or its directors, officers, employees, agents, advisors, stockholders, controlling persons, and Affiliates after the Closing Date arising from the defense, compromise, settlement or disposition (including any judgment of a court of competent jurisdiction or award of an arbitrator) of each of the proceedings, claims, actions, threatened claims and disputes identified in Schedule 2.20.

     (c) The liability of Shareholder for indemnification under this Agreement shall not exceed $2,720,000.

     10.3 Third-Party Claim Procedures.

     (a) Within 20 days (or such earlier time as might be required to avoid prejudicing Shareholder's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, Harold's shall give Shareholder written notice thereof together with a copy of such claim, process or other legal pleading, and Shareholder shall have the right to undertake the defense thereof by representatives of its own choosing (subject to approval of such representatives by Harold's which consent shall not be unreasonably withheld) and at its own expense; provided that Harold's may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by Harold's. If the named parties to any such action (including any impleaded parties) include both any of Shareholder and Harold's, and Harold's has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Shareholder and that joint representation would be inappropriate under applicable standards of professional conduct, then if Harold's informs Shareholder in writing that it elects to employ separate counsel, the fees and expenses of such counsel shall be at the expense of Shareholder, and Shareholder shall not have the right to assume the defense of such action on behalf of Harold's (it being understood, however, that Shareholder shall not, in connection with any one such action or separate but substantially similar related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for Harold's, which firm shall be designated in writing by Harold's and it further being understood and agreed that Harold's may not settle any such action without the prior written consent of Shareholder, which consent shall not be unreasonably withheld).

     (b) In the event that Shareholder, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, Harold's will (upon further notice to Shareholder) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of Shareholder (with all costs and expenses of Harold's being Damages to the extent provided in Section 10.2), subject to the right of Shareholder to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

     (c) Notwithstanding the foregoing, Shareholder shall not settle any claim without the consent of Harold's unless such settlement involves only the payment of money and the claimant provides to Harold's a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, Shareholder shall not settle the claim without the prior written consent of Harold's.

     (d) In the event Shareholder assumes the defense of any Third-Party Claim, it shall be conclusively established that such Third-Party Claim is subject to indemnity for Damages as provided in Section 10.

     (e) Harold's and Shareholder will each cooperate with all reasonable requests of the other.

     10.4 Indemnification By Harold's. If the Closing occurs, Harold's will indemnify and will pay to Shareholder the amount of any loss, liability, obligation, debt, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a Third-Party Claim, arising, directly or indirectly, from and in connection with (a) any Breach of any representation or warranty made by Harold's in this Agreement or any Schedule delivered by Harold's or in any certificate delivered by Harold's pursuant to this Agreement, or
(b) any Breach by Harold's of any covenant or obligation of Harold's in this Agreement, or (c) any liability incurred with respect to the operation of CMT from and after January 31, 2000.

     10.5 Right of Set-Off. In the event of a dispute over Harold's right to indemnification, Harold's shall continue to make all payments provided for in the Purchase Note, in full and without delay, offset or reduction until the dispute has been resolved as provided herein. If the dispute is resolved in favor of Harold's, Harold's may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the Purchase Note. The exercise of such right of set-off by Harold's in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Purchase Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Harold's in any manner in the enforcement of any other remedies that may be available to it.

11.  TERMINATION.

     11.1 Termination Events. This Agreement may, by written notices, be terminated:

     (a) at any time prior to Closing by the mutual written consent of Harold's and Shareholder;

     (b) by Harold's if the Closing has not occurred on or before February 25, 2000 or such later date as Harold's may agree upon;

     (c) by either Harold's or Shareholder if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby;

     (d) by Shareholder if, prior to the Closing Date, Harold's is in material Breach of any representation, warranty, covenant or agreement herein contained and such Breach shall not be cured within fifteen (15) days of the date of notice of default specifying in detail the alleged default served by Shareholder; provided that Shareholder shall not also be in material Breach of this Agreement at the time notice of termination is delivered;

     (e) by Harold's if, prior to the Closing Date, Shareholder is in material Breach of any representation, warranty, covenant or agreement herein contained and such Breach shall not be cured within the earlier of: (i) February 25, 2000 or (ii) fifteen (15) days of the date of notice of default specifying in detail the alleged default served by Harold's; provided that Harold's shall not also be in material Breach of this Agreement at the time notice of termination is delivered; or

     (f) (i) by Harold's if any of the conditions in Sections 5 or 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Harold's to comply with its obligations under this Agreement) and Harold's has not waived such condition or before the Closing Date; or (ii) by Shareholder, if any of the conditions in Sections 5 or 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Shareholder to comply with his obligations under this Agreement) and Shareholder has not waived such condition on or before the Closing Date.

     11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 4.7, 9.4, 12.1, 12.6, 12.11 and 12.12 will survive; provided, however, that if this Agreement is terminated by a Party because of the Breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

12.  MISCELLANEOUS PROVISIONS.

     12.1 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are Breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity. If any action is brought by a Party to specifically enforce this Agreement, the Breaching Party shall waive any defense that there is an adequate remedy at law.

     12.2 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

     (a)  Harold's:                Harold's Stores, Inc.
                              765 Asp
                              Norman, OK  73069
                              Facsimile No.:  (405) 366-2538
                              Attention:    Jodi  Taylor,   Chief
Financial Officer

          With a Copy to:          Crowe & Dunlevy
                              500 Kennedy Building
                              321 South Boston
                              Tulsa, OK  74103
                              Facsimile No.:  (918) 599-6336
                              Attention:  Lon Foster, III

     (b)  Shareholder:             Franklin I. Bober
                              1430 Broadway
                              New York, NY  10016
                              Facsimile No.:  (212) 997-2347

          With a Copy to:          Shiff & Tisman
                              280 Madison Avenue, 5th Floor
                              New York, NY  10016
                              Facsimile:  (212) 686-1544
                              Attention:  Steve Tisman

     12.3 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.4 Entire Agreement and Amendment. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter (including, without limitation, the Term Sheet between Harold's and CMT dated December 21, 1999 but not including the Agreement, Waiver and Consent) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

     12.5 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

     12.6  Governing  Law.   This  Agreement,  including  without
limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Oklahoma, without regard to its conflict of laws principles.

     12.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     12.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of the Agreement and all of which, when
taken   together will be deemed to constitute one  and  the  same
agreement.

     12.9 Assignments, Successors and No Third Party Rights. No Party may assign any of its rights or obligations under this Agreement without the prior consent of the other Party except that Harold's may assign this Agreement to one of its subsidiaries, provided that Harold's guarantees due, full and timely performance by the subsidiary of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.
Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except as set forth immediately below with respect to third party beneficiary rights of Shareholder. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

     12.10     Certain Interpretive Matters and Definitions.

          (a) Unless the context otherwise requires, (i) all references to Sections or Schedules are to Sections or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          (b) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

          (c) Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (d) The word "including" means "including, without limitation," and does not limit the preceding words or terms.

          (e) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

     12.11 Jurisdiction, Venue and Waiver of Jury Trial. The Parties intend that all disputes concerning this Agreement shall be resolved by arbitration as provided below, unless arbitration shall be held by a court of competent jurisdiction to be unenforceable. In such event, the Parties agree that any suit, action or proceeding with respect to this Agreement may be brought in the Missouri state courts of competent jurisdiction in St. Louis County, Missouri or in the United States District Court in which the City of St. Louis is located. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY FURTHER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     12.12 Dispute Resolution. Except as otherwise provided in this Section 12.12, in the event of any dispute, controversy or claim arising out of or relating to this Agreement or the Breach thereof, the Parties shall meet promptly (through representatives with authority to resolve the dispute). If the Parties cannot resolve the dispute within 30 days, the Parties shall arbitrate the dispute in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator, but the arbitration proceeding may not revoke or revise any provision of this Agreement. All arbitrators selected shall be independent third parties and shall have knowledge and experience in the matters addressed by the claim. Except as set forth in this Section 12.12, arbitration shall be the sole and exclusive remedy between the Parties with respect to any dispute, protest, controversy or claim arising out of or relating to this Agreement, provided, the arbitrator shall not have the power or authority to award consequential, incidental or punitive damages. Unless all the Parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in St. Louis, Missouri. The Parties consent to jurisdiction of, and agree that venue will lie in, any of the state and federal courts set forth in Section
12.11. The arbitration award shall be final and binding and shall not be reviewable in any court on any grounds except corruption, fraud or undue means of a Party or for evident partiality or corruption of the arbitrator. The Parties intend to eliminate all other court review of the award and the arbitration proceedings. Except for a proceeding to enforce or confirm an award or a proceeding brought by all Parties to the dispute to vacate or modify an award, the initiation of any suit relating to a dispute that is arbitrable under this Agreement shall constitute a material Breach of this Agreement. However, the Parties hereby acknowledge that Breach of this Agreement may give rise to irreparable injury to the Parties, inadequately compensable in monetary damages alone, and notwithstanding anything to the contrary stated herein, the Parties shall be permitted to seek and obtain specific performance as provided in
Section 12.1.

13.  DEFINITIONS.

     13.1 Definitions. Capitalized terms used in this Agreement and not defined elsewhere in this Agreement shall have the meanings ascribed to them in this Section 13.1 (such meanings applicable to both the singular and plural forms of the terms defined) as follows:

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Assets" means assets, rights, properties and goodwill of any kind or type, tangible and intangible, wheresoever located.

     "Breach" means a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or (ii) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

     "CMT Cash" means all cash and cash equivalents owned or held for the benefit of CMT on or before January 31, 2000, plus the sum of $418,690.72 received after that date but prior to Closing.

      "CMT Office Lease" means that certain Agreement of Lease, dated January 22, 1997, between CMT and GLS Associates LLC, as may have been amended to date.

     "COBRA" means the Consolidated Omnibus Reconciliation Budget
Act of 1985, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and the regulations promulgated thereunder.

     "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, mortgage, easement, servitude, right of way, encroachment, receipt of income, or exercise of any other attribute of ownership.

     "Environmental Law" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public and employee health and safety including, but not limited to, CERCLA, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Oil Pollution Act of 1990, the Federal Safe Drinking Water Act, and the Occupational Safety and Health Act, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and the regulations thereunder.

     AERISA Affiliate@ means any Person which together with CMT would be treated as a single employer under Code Section 414.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Entity" means any domestic or foreign court, government or governmental or regulatory agency, authority, entity or instrumentality.

      "Guaranty"  means that certain Second Amended and  Restated
Guaranty dated November 6, 1996 of Shareholder given to Harold's in connection with the Harold's Note.

      "Harold's Note" means the promissory note of CMT payable to Harold's in original principal amount of $2,750,000.

     "Income Tax" means any federal, state, local or foreign income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendments thereof.

     "Intellectual Property" means all domestic or foreign letters patent (including any reissue or re-examination thereof), patent applications (including any continuation, division, renewal or substitute thereof), patent licenses, inventions, software licenses, know-how licenses, trade names, trademark registrations and applications, service mark registrations and applications, common law trademarks and service marks, copyrights, copyright registrations and applications, trade secrets, technical knowledge, know-how or other confidential proprietary information capable of being set forth in Schedule
2.10 which is owned or used by CMT.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge" means an individual will be deemed to have "Knowledge," whether or not such term is capitalized herein, of a particular fact or other matter if such individual is actually aware of such fact or other matter after conducting a reasonable investigation. A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served, as a director, executive officer, partner, executor or trustee of such person (or in any similar capacity) has, at any time prior to Closing, had Knowledge of such fact or other matter. Shareholder shall be deemed to have knowledge of any matter as to which CMT has or is deemed to have Knowledge.

     "Laws" means all foreign, federal, state, county and local statutes, laws (including common law), ordinances, regulations, rules, resolutions, orders, codes, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person or to the businesses or assets and properties thereof (including, without limitation, Laws relating to securities registration and regulation, the sale, leasing, ownership or management of real property, employment practices, terms and conditions, and wages and hours, building standards land use and zoning, safety, health and fire prevention, and environmental protection, including Environmental Laws).

     "Leased Real Property" means all of CMT's rights and incidents of interests with respect to all real property leased or used by CMT, if any, including all structures, fixtures and improvements located thereon.

     "Legal   Requirement"  means   any  federal,  state,  local,
municipal,   foreign,  international,  multinational   or   other
administrative order, constitution, law, ordinance, principal of common law, regulation, statute or treaty.

     "Liabilities" means any direct or indirect, or matured or unmatured, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether absolute, fixed, contingent or otherwise, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured; provided, however, that such term does not include any liability or obligation of CMT from the period on or after January 31, 2000 relating to the Harold's Note.

     "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents" means the articles or certificate of incorporation and the bylaws of a corporation and any amendment to any of the foregoing.

     "OTC" means the Oklahoma Tax Commission.

     "PBGC" means pension Benefit Guaranty Association.

     "Permits" means all assignable franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate the properties and assets and to carry on the business of any specified Person as it is now being conducted.

     "Person"  means  any  individual, corporation,  partnership, limited  liability company, joint venture, association, trust  or
any  other  entity,  association  or  organization  including   a
Governmental Entity.

     "Personnel"   means  the  officers,  employees,  independent
contractors or agents of CMT.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative or informal), commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Real   Property  Lease"  means  any  agreement,   contract,
commitment or lease pursuant to which CMT has a leasehold interest in any Leased Real Property.

     "Recitals"  means  the portion of this  Agreement  preceding
Section 1.

     "Shareholder Collateral" means the following which was pledged as collateral in connection with the Harold's Loan, including the Shareholder's cash account and proceeds, the CMT Shares, the judgment granted Shareholder and the mortgage in favor of Harold's on Shareholder's real property.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" and any derivatives thereof, means and includes any and all federal, state, county, local, and foreign income (including gross, adjusted gross and supplemental net income), payroll, Medicare, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, recording, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, and environmental (including taxes under Code Section 59(A)) and any other tax, charge, fee, levy or assessment of the same or of a similar nature, including any and all interest, penalties and additions thereto, whether disputed or not.

     "Third-Party Claim" means any claim, action or proceeding made or brought by any Person who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

     13.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term.

          "Agreement"                        Recitals
          "Audited Financial Statements"          Section 2.7
          "Closing"                     Section 8.1
          "Closing Date"                Section 8.1
          "CMT"                         Recitals
          "CMT Shares"                       Recitals
          "Consulting Agreement"             Section 1.6
          "Damages"                     Section 10.2(b)
          "Financial Statements"             Section 2.7
          "Harold's"                         Recitals
          "Interim Balance Sheet"            Section 2.7
          "Interim Balance Sheet Date"            Section 2.7
          "Interim Financial Statements"          Section 2.7
          "Party or Parties"                 Recitals
          "Purchase Price"                   Section 1.2
          "Purchase Note"                    Section 1.2
          "Shareholder"                      Recitals
          "Software"                         Section 2.13

                 [SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                              "HAROLD'S"

                              HAROLD'S STORES, INC.


                              By:    /s/ H. Rainey Powell
                                      H. Rainey Powell
                                      President



                              "SHAREHOLDER"


                                /s/ Franklin I. Bober
                              Franklin I. Bober























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